As filed with the Securities and Exchange Commission on March 20, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ULTRA CLEAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware		61-1430858
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)
26462 CORPORATE AVENUE HAYWARD, CA 94545
(Address of Principal Executive Offices)

Ultra Clean Holdings, Inc. Amended and Restated Stock Incentive Plan
Ultra Clean Holdings, Inc. Amended and Restated Employee Stock Purchase Plan

(Full Titles of the Plans)

James P. Scholhamer

Chief Executive Officer

Ultra Clean Holdings, Inc.

26462 Corporate Avenue

Hayward, CA 94545

(510) 576-4600 (Name, Address, Including Zip Code, and

Telephone Number, Including Area Code, of Agent For Service

With copies to:

Alan F. Denenberg, Esq.
Davis Polk & Wardwell LLP
1600 El Camino Real

Menlo Park, California 94025
(650) 752-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, ” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, Ultra Clean Holdings, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register additional 2,000,000 shares of common stock of the Registrant for issuance under the Registrant’s Amended and Restated Stock Incentive Plan (the “Stock Plan”) and 500,000 shares of common stock of the Registrant for issuance under the Registrant’s Employee Stock Purchase Plan (“ESPP”). These additional shares of common stock are securities of the same class and relate to the same employee benefit plan (as amended from time to time) as other securities for which a registration statement on Form S-8 has been filed with the Securities and Exchange Commission on March 30, 2004 (File No. 333-114051), April 4, 2005 (File No. 333-123820), June 19, 2006 (File No. 333-135147), April 9, 2007 (File No. 333-141989), May 30, 2008 (File No. 333-151335), March 19, 2009 (File No. 333-158108), March 30, 2010 (File No. 333-165782), June 15, 2010 (File No. 333-167530), May 31, 2013 (File No. 333-188995), July 25, 2017 (File No. 333-219447) and December 18, 2019 (File No. 333-235574), the contents of which are hereby incorporated by reference. These additional shares of common stock have become reserved for issuance as a result of the amendment and restatement of (i) the Registrant’s Amended and Restated Stock Incentive Plan, effective as of May 17, 2023 and (ii) the Registrant’s Amended and Restated Employee Stock Purchase Plan, effective as of May 17, 2023.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 29, 2023 filed with the Commission on March 6, 2024 (File No. 000-50646) (the “Annual Report);

(b)	All other reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act, since December 29, 2023 (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on that form that relate to such items); and

(c)	The description of the Registrant’s common stock contained in Exhibit 4.2 to the Registrant’s Annual Report, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than documents or any information therein deemed to have been furnished and not filed in accordance with rules of the Commission), prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number
4.1	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report)
5.1*	Opinion of Davis Polk & Wardwell LLP
23.1*	Consent of Moss Adams LLP, independent registered public accounting firm
23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on signature page)
99.1	Ultra Clean Holdings, Inc. Amended and Restated Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Annual Report)
99.2	Ultra Clean Holdings, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 of the Registrant’s Annual Report)
107*	Filing Fee Table

*       Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, Ultra Clean Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on the 20th day of March, 2024.

ULTRA CLEAN HOLDINGS, INC.

By:	/s/ James P. Scholhamer
	Name:	James P. Scholhamer
	Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Know all persons by these presents, that each person whose signature appears below constitutes and appoints James P. Scholhamer and Sheri Savage and each of them, as his or her true and lawful attorney-in-fact and agents, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Ultra Clean Holdings, Inc, to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James P. Scholhamer James P. Scholhamer	Chief Executive Officer (Principal Executive Officer and Director)	March 20, 2024

/s/ Sheri Savage Sheri Savage	Chief Financial Officer (Principal Financial Officer)	March 20, 2024

/s/ Brian E. Harding Brian E. Harding	Chief Accounting Officer (Principal Accounting Officer)	March 20, 2024

/s/ Clarence Granger Clarence Granger	Director	March 20, 2024

/s/ David Ibnale David Ibnale	Director	March 20, 2024

/s/ Emily Liggett Emily Liggett	Director	March 20, 2024

/s/ Thomas Edman Thomas Edman	Director	March 20, 2024

/s/ Barbara Scherer Barbara Scherer	Director	March 20, 2024

Signature	Title	Date

/s/ Ernest Maddock Ernest Maddock	Director	March 20, 2024

/s/ Jackie Seto Jackie Seto	Director	March 20, 2024